Registration No. 333-

As filed with the Securities and Exchange Commission on September 23, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALTERITY THERAPEUTICS LIMITED
(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 3, 460 Bourke Street
Melbourne, VIC 3000, Australia

(Address of Principal Executive Offices) (Zip Code)

2018 AMERICAN DEPOSITORY SHARE (ADS) OPTION PLAN

(Full title of the plans)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885

Newark, Delaware 19715

(Name and address of agent for service)

Tel.  (302) 738-6680

(Telephone number, including area code, of agent for service)

Copies to:

David Rodda, Esq. Quinert Rodda & Associates Pty Ltd. PO Box 16109, Collins Street West, Vic 8007, Australia Tel: (61 3) 8692 9000 Fax: (61 3) 8692 9040	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price(3)	Amount of registration fee (2)
Ordinary Shares, no par value(1)(2)	97,500,000	$2.26	$3,672,000.00	$476.69

(1)	American Depositary Shares (“ADSs”) (evidenced by American Depositary Receipts, each representing sixty ordinary shares, no par value (“Ordinary Shares”)), have been registered on a separate registration statement on Form F-6 filed with the Securities and Exchange Commission on August 28, 2006, as amended on December 21, 2007 and November 6, 2014 (File No. 333-199907).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant’s ordinary shares, no par value (the “Ordinary Shares”) that may be offered or issued pursuant to the 2018 American Depository Share (ADS) Option Plan (the “2018 Plan”) by reason of stock splits, stock dividends or similar transactions.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.26, the average of the high and low prices of the Registrant’s ADSs as reported on The NASDAQ Capital Market on September 17, 2020.

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 97,500,000 Ordinary Shares for issuance under the 2018 Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Files No. 333-228671 and 333-153669) filed with the Securities and Exchange Commission on December 4, 2018 and September 25, 2008, respectively, are incorporated herein by reference and the information required by Part II is omitted, except to the extent superseded hereby or supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by reference.

The Registrant hereby incorporates by reference the following documents:

(a) The Registrant’s Annual Report on Form 20-F for the year ended June 30, 2020; and

(b) The Registrant’s Report on Form 6-K filed with the Commission on September 18, 2020.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia, on September 23, 2020.

By:	/s/ Geoffrey Kempler
Geoffrey Kempler
Chairman of the Board of Directors and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS,  that each person whose signature appears below constitutes and appoints Geoffrey Kempler and Kathryn Andrews, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 23, 2020.

Signature		Title

/s/ Geoffrey P. Kempler
Geoffrey P. Kempler		Chairman of the Board of Directors and Chief Executive Officer

/s/ Kathryn J.E. Andrews
Kathryn J. E. Andrews		Chief Financial Officer

/s/ Lawrence Gozlan
Lawrence Gozlan		Director

/s/ Peter Marks
Peter Marks		Director

/s/ Brian D. Meltzer
Brian D. Meltzer		Director

/s/ David A. Sinclair
David A. Sinclair		Director

/s/ Tristan Edwards
Tristan Edwards		Director

Puglisi & Associates		Authorized Representative in the United States

By:	/s/ Greg Lavelle
Name:	Greg Lavelle
Title:	Managing Director

Exhibit No.	Description of Exhibit
4.1	Constitution of Registrant (1)
4.2	Deposit Agreement dated March 23, 2001 and as amended on January 2, 2008, among the Registrant and the Bank of New York, as Depositary, and owners and holders of ADRs issued thereunder, including the Form of ADRs (2)
4.3	2018 American Depository Share (ADS) Option Plan (3)
5.1	Opinion of Quinert Rodda & Associates Pty Ltd. regarding legality of the securities being registered
23.1	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm
23.2	Consent of Quinert Rodda & Associates Pty Ltd. (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to the Registration Statement).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 20-F for the year ended June 30, 2009 (File No. 000-49843).

(2)	Incorporated by reference to the Form F-6 Registration Statement filed with the Securities and Exchange Commission on November 6, 2014 (File No. 333-199907).

(3)	Incorporated by reference to Exhibit 4.3 of Form S-8 Registration Statement filed with the Securities and Exchange Commission on December 4, 2018 (File No. 333-228671).

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